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Carolina Power & Light Company
SUPPLEMENTAL DATA                          Three Months Ended              Nine Months Ended               Twelve Months Ended
                                              September 30                   September 30                     September 30
                                           1996          1995              1996         1995               1996           1995
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
Operating Revenues (in thousands)
  Residential                         $  279,468    $  292,830         $  768,131    $  737,448         $  999,794    $  937,367
  Commercial                             176,561       178,531            478,477       469,387            627,484       606,635
  Industrial                             200,371       201,202            542,600       553,360            722,688       738,194
  Government and municipal                18,651        21,650             57,676        59,215             76,861        77,619
  Power Agency contract requirements      30,101        34,242             78,975        80,650             99,276        94,582
  NCEMC                                   65,141        89,585            189,571       231,949            256,794       285,819
  Other wholesale                         21,196        21,136             63,091        61,661             83,837        76,975
  Other utilities                         26,497        24,343             82,606        58,012            102,741        62,040
  Miscellaneous revenue                   13,604        11,981             40,016        34,021             52,519        45,738
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        Total Operating Revenues      $  831,590    $  875,500         $2,301,143    $2,285,703         $3,021,994    $2,924,969
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Energy Sales (millions of kWh)
  Residential                              3,288         3,413              9,736         9,095             12,716        11,567
  Commercial                               2,682         2,678              7,339         7,016              9,599         9,034
  Industrial                               3,750         3,676             10,775        10,676             14,411        14,327
  Government and municipal                   323           373                978           973              1,293         1,266
  Power Agency contract requirements         693           802              2,078         1,767              2,649         2,241
  NCEMC                                    1,122         1,702              3,075         4,186              4,343         5,260
  Other wholesale                            464           487              1,447         1,422              1,940         1,916
  Other utilities                          1,139           831              3,791         2,307              4,716         2,497
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        Total Energy Sales                13,461        13,962             39,219        37,442             51,667        48,108
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Energy Supply (millions of kWh)
  Generated - coal                         6,999         7,231             19,026        17,671             24,871         21,331
              nuclear                      4,806         5,010             15,290        14,901             20,338         20,630
              hydro                          150           145                673           599                898            753
              combustion turbines             27            55                 56            55                 58             54
  Purchased                                1,985         2,082              5,709         5,626              7,516          7,086
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        Total Energy Supply
          (Company Share)                 13,967        14,523             40,754        38,852             53,681         49,854
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Detail of Income Taxes (in thousands)
 Included in Operating Expenses
  Income tax expense (credit)- current $  94,214     $  90,522         $  219,234     $ 200,692         $  203,807      $ 198,034
  Income tax expense - deferred           (9,480)       11,455             14,990           748             97,545         41,082
  Income tax expense - investment
    tax credit adjustments                (2,611)       (2,553)            (7,834)       (7,658)            (9,520)       (10,542)
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        Subtotal                          82,123        99,424            226,390        193,782           291,832        228,574
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 Harris Plant deferred costs -
   investment tax credit adjustments         (74)          (74)              (223)          (223)             (297)          (297)
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  Total Included in Operating Expenses    82,049        99,350            226,167        193,559           291,535        228,277
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 Included in Other Income
  Income tax expense (credit) - current   (5,945)       (5,080)           (17,571)       (14,773)          (27,717)       (20,499)
  Income tax expense - deferred              457         1,044              3,252          4,240             5,390          5,917
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        Total Included in Other Income    (5,488)       (4,036)           (14,319)       (10,533)          (22,327)       (14,582)
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            Total Income Tax Expense   $  76,561     $  95,314          $ 211,848      $ 183,026         $ 269,208      $ 213,695
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FINANCIAL STATISTICS

Ratio of earnings to fixed charges                                                                             4.05          3.49
Return on average common stock equity                                                                         13.87 %       12.91 %
Book value per common share                                                                                $  18.71      $  18.14
Capitalization ratios
    Common stock equity                                                                                       50.75 %       48.22 %
    Preferred stock - redemption not required                                                                  2.72          2.63
    Long-term debt, net                                                                                       46.53         49.15
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            Total                                                                                            100.00 %      100.00 %
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See Notes to Financial Statements.

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